Exhibit 99.1

FOR IMMEDIATE RELEASE

August 22, 2012
For more information contact:
Scott Estes (419) 247-2800
Jay Morgan (419) 247-2800

HEALTH CARE REIT TO ACQUIRE SUNRISE SENIOR LIVING

TRANSACTION POSITIONS HEALTH CARE REIT AMONG THE LARGEST OWNERS

OF SENIORS HOUSING WORLDWIDE

Toledo, Ohio, August 22, 2012. Health Care REIT, Inc. (NYSE:HCN) announced today that it has entered into a definitive agreement to acquire all of the outstanding common stock of Sunrise Senior Living, Inc. (NYSE:SRZ) for $14.50 per share in an all cash transaction. The acquisition positions Health Care REIT among the largest owners of seniors housing in the world with over 58,000 units located in the U.S., Canada, and the United Kingdom.

As part of the transaction, Health Care REIT will acquire Sunrise’s 20 wholly owned seniors housing communities and Sunrise’s interest in joint ventures that own 105 seniors housing communities. The 20 wholly owned communities are located in the U.S. (17) and Canada (3), while the joint venture communities are located in the U.S. (78) and the United Kingdom (27). The purchase price reflects a real estate value of approximately $1.9 billion, of which approximately $950 million will be paid in cash and the balance through the assumption of debt at an average interest rate of approximately 4.9%.

“This acquisition powerfully advances our strategic vision: own the highest quality, private pay seniors housing communities in strong, growing, affluent markets and align with experienced, dynamic management teams,” said George L. Chapman, Health Care REIT’s Chairman and Chief Executive Officer. “Sunrise has been a leader in the transformation of seniors housing. This transaction positions us to build on our collaborative, relationship based investment philosophy and benefit from the ongoing transformation of the sector. There are few opportunities to acquire assets of this quality in a transaction of this scale.”

“Sunrise has been at the forefront for more than 30 years in creating best-in-class, high-end senior living communities,” said Mark Ordan, Sunrise’s Chief Executive Officer. “The entire Sunrise management team is pleased to be entering into this transaction with Health Care REIT.”

Strategic Highlights

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Institutional Quality Properties in High Barrier to Entry Markets. The communities have a median age of eight years, and 90% of the communities are Sunrise’s “mansion” prototype. The portfolio is concentrated in New York, Los Angeles, San Francisco, Washington, D.C., Philadelphia, Boston, Chicago, and London. Approximately 50% of the properties are located in top 5 MSAs and approximately 85% of the properties are located in top 20 MSAs within their respective countries.

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Embedded Investment Pipeline In Excess of Two Billion Dollars. The acquisition includes a real estate pipeline of more than $2 billion that could be realized over time by purchasing additional interests from existing Sunrise joint venture partners. At the time of acquisition, Health Care REIT expects to own on average an approximately 28% interest in the 105 joint venture communities. Of the 105 joint venture communities, 37 have purchase options that are exercisable in 2013, 13 have purchase options that are exercisable in 2014, and 21 are subject to open buy/sell rights that could result in Health Care REIT acquiring a 100% ownership interest.

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Acquisition Structured to Capture Strong NOI Growth. Health Care REIT intends to structure ownership and operation of the wholly owned communities and any joint venture communities, if and when acquired, under RIDEA. Health Care REIT expects property-level net operating income to increase 4% to 5% per year on average over the long term, assuming economic conditions consistent with the current market.

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Future Value Creation. Health Care REIT expects to create additional value for shareholders when joint venture interests are acquired, existing debt is refinanced, and operational and structural efficiencies are achieved.

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Enhanced Diversification and Private Pay Component. The transaction is expected to increase Health Care REIT’s private pay percentage from 74% to 77%. Sunrise will become Health Care REIT’s second largest operator at approximately 11% of the portfolio based on investment balance.

Timing and Advisors

The closing of the transaction is subject to approval by the shareholders of Sunrise. The transaction is expected to close in the first half of 2013.

BofA Merrill Lynch acted as exclusive financial advisor to Health Care REIT on the transaction. Arnold & Porter, LLP, Shumaker, Loop & Kendrick, LLP, and Sidley Austin, LLP acted as Health Care REIT’s legal advisors.

Conference Call Information

The company has scheduled a conference call on Wednesday, August 22, 2012 at 10:00 a.m. Eastern Time to discuss the acquisition. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through September 5, 2012. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international). The conference ID number is 23409698. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through those same websites. This press release is posted on the company’s website at www.hcreit.com under the heading News.

About Health Care REIT, Inc.

Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate. The company also provides an extensive array of property management and development services. As of June 30, 2012, the company’s broadly diversified portfolio consisted of 1,010 properties in 46 states and Canada.

About Sunrise Senior Living, Inc.

Sunrise Senior Living, a McLean, Va.-based company, employs approximately 31,600 people. As of June 30, 2012, Sunrise operated 307 communities located in the United States, Canada and the United Kingdom, with a unit capacity of approximately 29,800 units. Sunrise offers a full range of personalized senior living services, including independent living, assisted living, care for individuals with Alzheimer’s and other forms of memory loss, as well as nursing and rehabilitative services. Sunrise’s senior living services are delivered by staff trained to encourage the independence, preserve the dignity, enable freedom of choice and protect the privacy of residents.

Additional Information and Where to Find It

In connection with this proposed transaction, a proxy statement will be filed by Sunrise with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement, and all other relevant documents filed by Sunrise with the SEC free of charge at the SEC’s website www.sec.gov.

Participants in the Solicitation

The respective directors, executive officers and other members of management and employees of Health Care REIT and Sunrise may be deemed to be participants in the solicitation of proxies from the shareholders of Sunrise in favor of the transaction. Information about Health Care REIT and its directors and executive officers, and their ownership of Health Care REIT securities, is set forth in the proxy statement for Health Care REIT’s 2012 Annual Meeting of Shareholders, which was filed with the SEC on March 29, 2012. Information about Sunrise and its directors and executive officers, and their ownership of Sunrise securities, is set forth in the proxy statement for the 2012 Annual Meeting of Shareholders of Sunrise, which was filed with the SEC on March 23, 2012. Additional information regarding the interests of the Sunrise directors and executive officers may be obtained by reading the proxy statement when it becomes available.

Forward-Looking Statements and Risk Factors

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may”, “will”, “intend”, “should”, “believe”, “expect”, “anticipate”, “project”, “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including the satisfaction of closing conditions to the transaction, including, the approval of the transaction by the shareholders of Sunrise and the receipt of regulatory approvals and lender or third-party consents; the completion of the sale of the Sunrise management company to a third party; the respective parties’ performance of their obligations under the transaction agreements; unanticipated difficulties and/or expenditures relating to the transaction; the company’s ability to enter into new joint venture agreements and management contracts; the company’s ability to acquire interests in properties from joint venture partners; the company’s ability to realize operating efficiencies; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; exposure to potential losses from the actions of the company’s venture partners; negative developments in the operating results or financial condition of operators/tenants or managers; risks related to non-compliance with government regulations and new legislation or regulatory developments; the status of capital markets, including availability and cost of capital; changes in financing terms; risks related to international operations; the movement of U.S. and foreign exchange rates; and other factors affecting the execution of the transaction and subsequent performance, including REIT laws and regulations. In addition, the ability of Health Care REIT to achieve the expected property-level NOI growth also will be affected by the effects of competition within the health care and seniors housing industries (in particular the response to the proposed transaction in the marketplace). Additional factors are discussed in the company’s Annual Report on Form 10-K and in its other reports filed from time to time with the Securities and Exchange Commission. The company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

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